                                                                   Exhibit 99.1

Consolidated financial statements and report of independent certified public accountants

MRI DEVICES CORPORATION

December 31, 2003 and 2002

                                    CONTENTS

                                                                Page

Report Of Independent Certified Public Accountants               3

Consolidated Financial Statements

         Balance Sheets                                          4

         Statements Of Operations                                6

         Statements Of Stockholders' Equity                      7

         Statements Of Cash Flows                                8

Notes To Consolidated Financial Statements                       9

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
MRI DEVICES CORPORATION

We have audited the accompanying consolidated balance sheets of MRI Devices Corporation (a Wisconsin Corporation) and subsidiaries at December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MRI Devices Corporation and subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ GRANT THORNTON LLP

GRANT THORNTON LLP

Milwaukee, Wisconsin
May 17, 2004

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                             MRI DEVICES CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,



                                      ASSETS                                 2003                 2002
                                                                          -----------          -----------
CURRENT ASSETS
     Cash                                                                 $ 4,054,123          $ 5,959,887
     Accounts receivable, less allowance for doubtful accounts of
         $373,000 and $70,000 in 2003 and 2002, respectively               13,319,900            6,720,200
     Inventories, less reserve for obsolescence of $150,000 in 2003
         and 2002                                                           6,586,277            5,208,368
     Prepaids and other assets                                                309,000              114,935
                                                                          -----------          -----------

              Total current assets                                         24,269,300           18,003,390

OTHER ASSETS                                                                   79,929               10,094

PROPERTY, PLANT AND EQUIPMENT, AT COST
     Property, plant and equipment                                          6,998,512            5,243,665
     Less accumulated depreciation and amortization                        (1,252,843)            (845,614)
                                                                          -----------          -----------
              Net property, plant and equipment                             5,745,669            4,398,051

INTANGIBLE ASSETS
     Goodwill, net                                                            955,336              955,336
     Other, net                                                                88,346               79,250
                                                                          -----------          -----------

             Total assets                                                 $31,138,580          $23,446,121
                                                                          ===========          ===========


The accompanying notes are an integral part of these statements.


      LIABILITIES AND STOCKHOLDERS' EQUITY                         2003                2002
                                                               -----------         -----------
CURRENT LIABILITIES
     Line of credit                                            $   299,395         $   316,594
     Accounts payable and accrued expenses                       3,394,268           2,304,257
     Current maturities of long-term debt                          137,232             129,318
                                                               -----------         -----------
           Total current liabilities                             3,830,895           2,750,169



 LONG-TERM DEBT, LESS CURRENT MATURITIES                         2,712,712           2,849,944



 STOCKHOLDERS' EQUITY                                           24,594,973          17,846,008
                                                               -----------         -----------

           Total liabilities and stockholders' equity          $31,138,580         $23,446,121
                                                               ===========         ===========

                             MRI DEVICES CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                            Years ended December 31,

                                                                       2003                 2002
                                                                   -----------          -----------
Sales, net                                                         $42,740,105          $29,835,177
Cost of goods sold                                                  17,415,787           12,326,745
                                                                   -----------          -----------

     GROSS PROFIT                                                   25,324,318           17,508,432

Operating costs and expenses
     Research and development                                        3,664,421            1,973,982
     Administrative                                                  6,208,815            3,881,474
     Selling                                                         2,062,044            1,360,884
     Depreciation and amortization                                     100,875               75,035
                                                                   -----------          -----------
                   Total operating costs and expenses               12,036,155            7,291,375
                                                                   -----------          -----------

                   INCOME FROM OPERATIONS                           13,288,163           10,217,057

Other income (expense)
     Income from grants                                                266,817               84,379
     Interest income                                                    49,983               43,863
     Interest expense                                                 (164,751)             (91,065)
     Other, net                                                         35,261              169,739
     Gain on foreign currency exchange, net                            137,004               25,112
                                                                   -----------          -----------
                   TOTAL OTHER INCOME                                  324,314              232,028
                                                                   -----------          -----------

                   NET INCOME                                      $13,612,477          $10,449,085
                                                                   ===========          ===========



The accompanying notes are an integral part of these statements.

                             MRI DEVICES CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 2003 and 2002


                                       Common stock (a)
                                --------------------------------
                                                                    Stock                      Other                      Total
                                                    Additional   compensation  Retained    comprehensive              comprehensive
                                Shares   Amount   paid-in-capital   award       earnings       income       Total         income
                                -------  ------   --------------- ----------  -----------  ------------- -----------  -------------
Balance at December 31, 2001    216,668  $2,167      $2,584,994    $      -   $10,102,048    $      -    $12,689,209    $         -

                                                                          -
   Net income                         -       -               -           -    10,449,085           -     10,449,085     10,449,085
   Dividends                          -       -               -           -    (5,479,438)          -     (5,479,438)             -
   Other comprehensive income         -       -               -           -             -     187,152        187,152        187,152
                                -------  ------      ----------    --------   -----------    --------    -----------    -----------
Balance at December 31, 2002    216,668   2,167       2,584,994           -    15,071,695     187,152     17,846,008     10,636,237
                                                                                                                        ===========
   Net income                         -       -               -           -    13,612,477           -     13,612,477     13,612,477
   Dividends                          -       -               -           -    (8,779,961)          -     (8,779,961)             -
   Stock compensation             3,673      37       1,124,963     655,000             -           -      1,780,000              -
   Other comprehensive income         -       -               -           -             -     136,449        136,449        136,449
                                -------  ------      ----------    --------   -----------    --------    -----------    -----------
Balance at December 31, 2003    220,341  $2,204      $3,709,957    $655,000   $19,904,211    $323,601    $24,594,973    $13,748,926
                                =======  ======      ==========    ========   ===========    ========    ===========    ===========

(a) Common stock, voting, $.01 par value, 250,000 shares authorized.







The accompanying notes are an integral part of these statements.

                             MRI DEVICES CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Years ended December 31,


                                                                              2003                   2002
                                                                          -----------            -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                           $13,612,477            $10,449,085
     Adjustments to reconcile net income to net cash used in operating activities:
         Depreciation and amortization                                        407,229                208,785
         Stock compensation expense                                         1,780,000                      -
         Changes in operating assets and liabilities:
              Accounts receivable                                          (6,599,700)            (2,935,169)
              Inventories                                                  (1,377,909)            (1,285,753)
              Other assets                                                   (263,900)              (104,601)
              Accounts payable and accrued liabilities                      1,090,011                852,804
                                                                          -----------            -----------
                     NET CASH PROVIDED BY OPERATING ACTIVITIES              8,648,208              7,185,151

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and equipment                            (1,754,847)            (1,437,379)
     Other asset acquisition                                                   (9,096)              (118,111)
                                                                          -----------            -----------

                     NET CASH USED IN INVESTING ACTIVITIES                 (1,763,943)            (1,555,490)
                                                                          -----------            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayment of loans                                                      (146,517)            (1,418,031)
     Proceeds from issuance of long term-debt                                       -              3,316,594
     Dividend distributions                                                (8,779,961)            (5,479,438)
                                                                          -----------            -----------

                     NET CASH USED IN FINANCING ACTIVITIES                 (8,926,478)            (3,580,875)
                                                                          -----------            -----------

EFFECT OF MONETARY EXCHANGE RATE                                              136,449                187,152

                     NET (DECREASE) INCREASE IN CASH                       (1,905,764)             2,235,938

     Cash at beginning of year                                              5,959,887              3,723,949
                                                                          -----------            -----------
     Cash at end of year                                                  $ 4,054,123            $ 5,959,887
                                                                          ===========            ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Approximate cash paid during the year for interest                        $   164,800            $   85,900
                                                                          ===========            ===========
Compensatory stock earned for services provided                           $ 1,780,000            $        -
                                                                          ===========            ===========


The accompanying notes are an integral part of these statements.

                             MRI DEVICES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2003 and 2002


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  ORGANIZATION

         MRI Devices Corporation, a Wisconsin Corporation (the "Company"), was incorporated on October 19, 1990 for the purpose of designing, manufacturing and distributing high quality, innovative magnetic resonance imaging devices. The principal markets for the Company's products are in North America and Europe and its customers are primarily original equipment manufacturers. The Company has manufacturing facilities in Milwaukee, Wisconsin and Gainesville, Florida.

     2.  BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of MRI Devices Corporation, and its wholly-owned subsidiaries, MRI Europe and Daum Gmbh. References to the Company include all of the consolidated companies. All significant intercompany balances and transactions have been eliminated.

     3.  USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     4.  INCOME TAXES

         The Company and its stockholders have elected to be treated as an S Corporation under provisions of the Internal Revenue Code. Accordingly, the Company's taxable income or loss is includable in the individual income tax returns of its stockholders.

         In the event that the S Corporation election is terminated, an asset for deferred income taxes related primarily to accounts receivable and reserves (approximately $449,000 and $313,000 at December 31, 2003 and December 31, 2002, respectively) would be reflected in the Company's financial statements.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
     POLICIES - Continued

     5.  REVENUE RECOGNITION

         Revenue is recorded at the time the goods are shipped which is when title and risk of loss passes to the customer.

     6.  MAJOR CUSTOMERS

         The Company sells primarily to GE Medical, Siemens and Philips. For the years ended December 31, 2003 and 2002 the sales to these major customers amounted to approximately 76% and 86%, respectively, of total sales. The Company does not require collateral or other security for its accounts receivable. Trade receivables from GE Medical amounted to approximately 46% and 74% of the total accounts receivable balance at December 31, 2003 and 2002, respectively.

     7.  ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to pay their invoices in full. The Company regularly reviews the adequacy of its accounts receivable allowance after considering the size of the accounts receivable balance, each customer's expected ability to pay and the collection history with each customer. Significant past due invoices are reviewed to determine if an allowance is necessary based on the factors described above. In addition, the Company maintains a general allowance for doubtful accounts.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
     POLICIES - Continued

     8.  INVENTORIES

         Inventories are valued at the lower of cost or market. Cost is principally determined by the first-in, first-out method.

         The major classes of inventories at December 31, are as follows:

                                                      2003              2002
                                                  ------------      ------------
                 Raw materials                     $3,773,350        $2,530,636
                 Work in process                      850,683           379,527
                 Finished goods                     2,112,244         2,448,205
                 Excess and obsolete inventory
                      reserve                        (150,000)         (150,000)
                                                   ----------        ----------
                                                   $6,586,277        $5,208,368
                                                   ==========        ==========

     9.  PROPERTY, PLANT AND EQUIPMENT

         Items capitalized as property, plant and equipment, including improvements to existing facilities, are recorded at cost. Upon sale or retirement, the cost and related depreciation are removed from the respective accounts, and any gain or loss is included in income. Maintenance and repairs costs are expensed as incurred. Interest costs applicable to the construction of a new building were included in the building costs.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
     POLICIES - Continued

     9.  PROPERTY, PLANT AND EQUIPMENT - Continued

         Property, plant and equipment at December 31 consist of the following:

                                                                                              Depreciable
                                                         2003                  2002              lives
                                                       ----------           ----------        ----------
            Buildings                                  $4,185,675           $2,343,037            39
            Furniture and fixtures                        572,012              447,355             7
            Equipment                                   1,244,259              776,999             7
            Software                                      271,214              183,172             5
            Leasehold improvements                         39,432               37,967             5
            Tooling                                       332,518              121,800             7
            Land                                          353,402              353,402            N/A
            Construction in process                           -                979,933            N/A
                                                       ----------           ----------

            Total property, plant and equipment        $6,998,512           $5,243,665
                                                       ==========           ==========

         Depreciation is computed using primarily the double-declining balance method. Depreciation and amortization expense was approximately $407,200 and $208,800 for the years ended December 31, 2003 and 2002, respectively.

     10. OTHER INTANGIBLE ASSETS

         Other intangible assets are primarily made up of patents held by Daum Gmbh.

         The Company periodically evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of these assets may not be recoverable. If factors indicate that these assets should be evaluated for possible impairment, the Company would use an estimate of the relevant undiscounted cash flow over the remaining life of the assets whether the carrying value is recoverable. An impairment loss would be measured by reducing the carrying value to fair value, based on a discounted cash flow analysis.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
     POLICIES - Continued

     11.   SHIPPING AND HANDLING

           Shipping and handling costs are included as a component of costs of goods sold and amounted to approximately $682,000 and $516,700 for the years ended December 31, 2003 and 2002, respectively.

     12.   RESEARCH AND DEVELOPMENT

           The Company expenses research and development costs as incurred. The costs amounted to approximately $3,664,400 and $1,974,000 for the years ended December 31, 2003 and 2002, respectively.

     13.   COMPREHENSIVE INCOME

           Comprehensive income items of the Company include foreign currency translation adjustments.

     14.   GOODWILL

           Goodwill represents the excess of purchase price over the fair value of net assets acquired. Goodwill is stated at cost at December 31, 2003 and 2002. The Company has adopted Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Accounting for Goodwill and Other Intangible Assets." As required by SFAS No. 142, the Company performed an annual impairment test. This test indicated that there was no impairment of goodwill at December 31, 2003 and 2002.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002


NOTE B - LINE OF CREDIT AND LONG-TERM DEBT

     1.  LINE OF CREDIT

         The Company has a revolving business note with a bank under which it may borrow up to $2,000,000. Borrowings under the revolving business note agreement bear interest at LIBOR plus 1.5% (2.96% at December 31, 2003). The agreement expires May 1, 2004. The Agreement contains a minimum tangible net worth covenant. The Company was in compliance with this covenant at December 31, 2003.

     2.  LONG-TERM DEBT

         In October 2002, the Company obtained a $3 million term loan from a bank, which was used to pay all existing outstanding loans and finance an addition to the Florida facility. Principal payments are due in monthly installments of $25,211, including interest at 5.85%. The note is unsecured, except for a negative pledge that the Company will not use the Florida facility as collateral for any additional financing. The term of the note is five years, with the balance due October 23, 2007.

         The note payable includes a prepayment penalty of 2% to 5%, depending on the year of prepayment. Up to 20% of the note payable can be prepaid annually without penalty.

         Long-term debt consists of the following at December 31:

                                                         2003           2002
                                                      ----------     ----------
          Note payable to bank                        $2,849,944     $2,979,262
          Less-current of maturities long-term debt     (137,232)      (129,318)
                                                      ----------     ----------

          Long-term debt                              $2,712,712     $2,849,944
                                                      ==========     ==========

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002


NOTE B - LINE OF CREDIT AND LONG-TERM DEBT - Continued

        2. LONG-TERM DEBT - Continued

           Anticipated long-term debt repayments as of December 31, 2003 are due as follows:

                 2004                     $  137,232
                 2005                        145,596
                 2006                        154,470
                 2007                      2,412,646
                                          ----------

                    Total                 $2,849,944
                                          ==========

NOTE C - RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS

           The Company leases approximately 12,000 square feet of space in Wisconsin from the President, a stockholder of the Company. The lease has been accounted for as an operating lease. The lease expires in November 2004. The lease agreement includes an option to purchase the building during the lease term, under terms specified in the agreement.

           Total rent expense for the Wisconsin facility and the foreign offices for the years ended December 31, 2003 and 2002 was approximately $166,700 and $150,600, respectively. Related party expense included in rent expense was approximately $113,400 in 2003 and 2002.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002


NOTE C - RELATED PARTY TRANSACTIONS - Continued

           Total minimum lease commitments at December 31, 2003 are as follows:

                           Related Party    Non-Related Party         Total
                           -------------    -----------------         -----
           2004                $104,000           $55,000           $159,000
           2005                       -            18,800             18,800
           Thereafter                 -                 -                  -
                               --------           -------           --------
                               $104,000           $73,800           $177,800
                               ========           =======           ========

NOTE D - ROYALTIES

           The Company owes stockholders of Psychology Software Tools, Inc. ("PST") royalty payments beginning January 1, 2001 for the use of software owned by the shareholders. These payments are due quarterly over a five-year period. The amount of each payment is based on a sliding scale of 5% to 10% of PST-related sales revenues. During 2003 and 2002, the Company recorded approximately $74,500 and $21,600, respectively, of royalty costs related to the PST agreement.


NOTE E - STOCK COMPENSATION PLAN

           During 2003, the Company provided a stock compensation plan to one of its key employees. Stock issued is accounted for under APB Opinion No. 25 ("APB Opinion No. 25") "Accounting for Stock Issued to Employees." APB Opinion No. 25 requires the Company to account for stock issued under the intrinsic value method in which compensation cost is measured at the grant date based on the fair value of the award and is recognized over the vesting period.

           Under the terms of the plan, shares equivalent to 1.67% of the common stock in the Company vest and are to be issued each June 1, provided the key employee is still employed by the Company until the total award provided totalled 5% of the Company's equity. The Company recorded compensation expense of $1,780,000 related to this plan during the year ended December 31, 2003. A total of 3,673 shares of the Company's common stock had vested pursuant to this plan at December 31, 2003.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002


NOTE F - FEDERAL GRANT

           The Company was awarded a federal grant of $696,416 in June 2000 from the National Institute of Health (NIH) for research and development costs incurred relating to the optimization of coil arrays for functional MRI of the brain. The Company incurred approximately $152,100 and $29,800 of related research and development costs relating to the project in 2003 and 2002, respectively. Pursuant to the grant, the Company may be subject to an audit by the NIH, an adverse outcome of which could lead to repayment of some or all of the grant funds.


NOTE G - 401(K) PLAN

           The Company has a 401(k) profit sharing plan covering all eligible employees. Employees may participate in the plan whereby they elect to make contributions pursuant to a salary reduction agreement upon meeting age and eligibility as defined by the plan. The Company makes a matching contribution as determined by the Board of Directors. Matching contributions were equal to 50% of the first 5% of eligible participant contributions in 2003 and 2002. The Company may also make a discretionary profit sharing contribution to the plan. Total contributions by the Company to the plan were approximately $123,400 and $157,700 for the years ended December 31, 2003 and 2002, respectively.


NOTE H - CONTINGENCIES

           In December 2002, a competitor sued the Company for patent infringement. In 2003, the case was dismissed, resulting in no damages to the Company. However, the ruling is under appeal by the plaintiff. The Company incurred approximately $20,000 and $826,000 in legal costs in 2003 and 2002, respectively, related to the lawsuit. The Company has filed a counter-suit in an effort to recover its legal costs.

           In the ordinary course of its business, claims are filed against the Company. Management is of the opinion that the ultimate outcome of such claims at December 31, 2003 and 2002 will not have a material adverse effect on the consolidated financial statements.

                             MRI DEVICES CORPORATION

                           December 31, 2003 and 2002



NOTE I - SUBSEQUENT EVENT

           On May 17, 2004, Intermagnetics General Corporation announced their intention to acquire the Company for approximately $100 million in cash and stock. The transaction is expected to close in July, 2004.